EXHIBIT 10.2

ASSIGNMENT, ASSUMPTION
WAIVER AND TERMINATION AGREEMENT

THIS ASSIGNMENT, ASSUMPTION, WAIVER AND TERMINATION AGREEMENT (this “Agreement”) is entered into and effective as of October 9, 2013, by and between EPUNK, INC., a corporation incorporated under the laws of the State of Nevada, as assignor (the “Assignor”) and (ii) TCA GLOBAL CREDIT MASTER FUND, LP, a limited partnership organized and existing under the laws of the Cayman Islands, as assignee (the “Assignee”).

WITNESSETH:

WHEREAS, the Assignor has previously entered into that certain senior secured revolving credit facility agreement, dated as August 31, 2012 and effective as of September 5, 2012 (the “Credit Agreement”), by and among the Assignor, as borrower, Punk Industries, Inc., as guarantor (together with the Assignor, the “Credit Parties”), and the Assignee, as lender, pursuant to which the Assignee agreed to advance an aggregate principal amount of up to Two Million United States Dollars (US$2,000,000) to the Assignor, subject to the terms and conditions therein contained;

WHEREAS, as of the date hereof, the Credit Parties are in default under and pursuant to the Credit Agreement for, inter alia, failure to make principal and interest payments to the Assignee in accordance with the terms and conditions contained therein (the “Existing Default”);

WHEREAS, Assignor is the owner of the website www.countyimports.com (the “Website”) and Assignor has agreed to assign all of its right, title and interest in and to the Website to Assignee in consideration for (i) the Assignee’s waiver of its rights to foreclose upon the Collateral (as defined in the Credit Agreement), (ii) Assignee’s immediately release and discharge of all liens and security interests currently held in favor of Assignee against the Credit Parties, (ii) Assignee’s immediately release and discharge of all obligations owed by the Credit Parties under and pursuant to the Credit Agreement and all Loan Documents (as defined therein) and (iii) Assignee’s immediately termination of the Credit Agreement and all Loan Documents;

WHEREAS, in consideration therefore, Assignor desires to transfer and assign to Assignee, and Assignee wishes to accept, all of Assignor’s rights, title and interests in and to the Website.

NOW, THEREFORE, in consideration of the premises and such other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Incorporation of Recitals. The recitals set forth hereinabove are hereby incorporated herein by this reference with the same force and effect as if fully hereinafter set forth.

2. Assignment. Assignor hereby irrevocably assigns, transfers and conveys to Assignee, all of Assignor’s rights, title and interest in and to the Website.

3. Assumption. Assignee hereby accepts and assumes the Website and all of Assignor’s rights, title and interests in and to the Website.

4. Waiver and Termination. In consideration of the Assignor agreeing to irrevocably assign all of the Assignor’s right, title and interest in and to the Website to the Assignee, the Assignee hereby (i) waives its rights to foreclose upon the Collateral, (ii) immediately releases and discharges all liens and security interests currently held in favor of Assignee against the Credit Parties, (ii) immediately releases and discharges all obligations owed by the Credit Parties under and pursuant to the Credit Agreement and all Loan Documents and (iii) immediately terminates the Credit Agreement and all Loan Documents. Notwithstanding anything contained herein to the contrary, Section 14.19 of the Credit Agreement (Indemnification) shall expressly survive the release and termination contemplated hereby.

5. Representations and Warranties of the Assignor. Assignor a hereby represents and warrants to Assignee the following:

5.1 Website Representations. Assignor hereby represents and warrants to Assignee that: (i) Assignor is the valid owner of the Website, free and clear of all liens, claims and encumbrances of any nature whatsoever (other than liens, claims or encumbrances in favor of the Assignee); and (ii) Assignor has the full and valid right to assign the Website, including, but not limited to, any payment rights thereunder as hereby contemplated.

5.2 Legal Capacity, Power and Authority. Assignor has the legal capacity, power and authority to enter into this Agreement and consummate the transactions contemplated hereby, including, without limitation, the assignment of the Website to Assignee. The Assignor, by its execution hereof, acknowledges and accepts that there are no restrictions which would prohibit the assignment contemplated hereby.

5.3 No Conflicts. The execution and performance of this Agreement will not constitute a breach of the Assignor’s Articles of Incorporation or By-laws, or any agreement, indenture, mortgage, license or other instrument or document to which the Assignor is a party or by which any of its respective assets or properties are bound, and will not violate any judgment, decree, order, writ, rule, statute or regulation applicable to the Assignor or any of its respective assets or business, as applicable.

5.4 Consent. No consent, approval or agreement of any Person is required to be obtained by the Assignor in connection with the execution and performance by the Assignor of this Agreement or the execution and performance by the Assignor of any agreements, instruments or other obligations entered into in connection with this Agreement. For purposes of this Agreement, “Person” means any individual, corporation, limited liability company, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental body or authority, or other entity.

5.5 No Liens. Other than those in favor of the Assignee, there is no lien, encumbrance, pledge, security interest, claim, charge, option, right of first refusal, proxy, voting trust or agreement, transfer restriction, encumbrance or any other restriction or limitation whatsoever against the Website.

5.6 Litigation. There are no claims, actions, suits, proceedings, inquiries, disputes or investigations pending or threatened against the Assignor, in connection with, arising from or related to the Website, at law or in equity or by or before any governmental entity or in arbitration or mediation.

6. Present Assignment. This is a present, absolute, effective, irrevocable and complete assignment by the Assignor to the Assignee of all rights of Assignor to receive any and all payments and of the right to collect and apply the same in accordance with the terms hereof.

7. Indemnification. Assignor covenants and agrees to indemnify and hold harmless Assignee and its officers, directors, employees, agents, representatives, successors and assigns from and against any and all losses, damages, fees, costs, expenses, obligations and liabilities or actions, investigations, inquiries, arbitrations, claims or other governmental or administrative agency proceedings in respect thereof, including enforcement of this Agreement which are incurred as a result of (i) Assignor’s breach of this Agreement; (ii) the breach of any material representations, warranties and/or covenants set forth herein or in any document or certificate delivered by Assignor in connection herewith; or (iii) a claim by any taxing authority for (A) any taxes of Assignor allocable to any period ending on or prior to the date hereof or allocable to any period that begins before and ends after the date hereof and (B) any taxes arising from or occasioned by the assignment or assumption of the Website.

8. Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, personal representatives, successors and/or assigns.

9. Further Assurances. Assignor covenants and agrees to execute any and all documents, assignments, certificates and other instruments reasonably required by Assignee, as may be required to effectively transfer and convey all of Assignor’s rights to Assignee, or otherwise required in order to give effect to the intent of this Agreement.

10. Successors and Assigns. This Agreement shall apply, bind and inure to the benefit of the parties hereto and their respective successors, personal representatives and assigns and all persons claiming under or through any of them. No other person shall have any right or cause of action on account hereof.

11. Severability. In the event any one or more of the provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable, in whole or in part or in any respect, then such provision or provisions shall be deemed null and void and shall not affect any other provision of this Agreement and the remaining provisions of this Agreement shall remain in full force and effect.

12. Execution and Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Agreement, and same shall become effective when counterparts have been signed by each party and each party has delivered its signed counterpart to the other party. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format file or other similar format file, such signature shall be deemed an original for all purposes and shall create a valid and binding obligation of the party executing same with the same force and effect as if such facsimile or “.pdf” signature page was an original thereof.

13. Modifications, Waivers and Consents. No modifications or waiver of any provision of this Agreement, and no consent by Assignee to any departure by the Assignor therefrom, shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given, and any single or partial written waiver by Assignee of any term, provision or right of Assignee hereunder shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future waiver of any other right, power or remedy. No notice to or demand upon the Assignor in any case shall entitle Assignor to any other or further notice or demand in the same, similar or other circumstances.

14. Notices. Any notice to be given or to be served upon a party must be in writing and sent by certified mail or by reputable overnight carrier and will be considered to have been given and received when delivered to the address specified by the party to receive the notice. Such notices shall be given to a party at the following addresses:

If to the Assignor:	ePunk, Inc. 3553 Camino Mira Costa, Suite E San Clemente CA, 92672 Attention: Sean Clarke

If to the Assignee:	TCA Global Credit Master Fund, LP 1404 Rodman Street Hollywood, FL 33020 Attn: Mr. Robert Press Facsimile: (786) 323-1651

With a copy to: (which shall not constitute notice)	Lucosky Brookman, LLP 101 Wood Avenue South, 5th Floor Woodbridge, New Jersey 08830 Attn: Seth A. Brookman, Esq. Facsimile: (732) 395-4401

15. Governing Law. Except in the case of the Mandatory Forum Selection clause set forth immediately below, this Agreement shall be delivered and accepted in and shall be deemed to be contracts made under and governed by the internal laws of the State of Nevada, and for all purposes shall be construed in accordance with the laws of the State of Nevada, without giving effect to the choice of law provisions.

16. MANDATORY FORUM SELECTION. TO INDUCE ASSIGNEE TO EXECUTE THIS AGREEMENT, THE ASSIGNOR IRREVOCABLY AGREES THAT ALL

ACTIONS ARISING UNDER, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT OR RELATED TO ANY MATTER WHICH IS THE SUBJECT OF OR INCIDENTAL TO THIS AGREEMENT (WHETHER OR NOT SUCH CLAIM IS BASED UPON BREACH OF CONTRACT OR TORT) SHALL BE INSTITUTED AND LITIGATED ONLY IN COURTS HAVING THEIR SITUS IN THE COUNTY OF BROWARD COUNTY, FLORIDA. THE ASSIGNOR HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT HAVING ITS SITUS IN SAID COUNTY, AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS. THE ASSIGNOR HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND CONSENT THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO THE ASSIGNOR, AS SET FORTH HEREIN IN THE MANNER PROVIDED BY APPLICABLE STATUTE, LAW, RULE OF COURT OR OTHERWISE. THIS PROVISION IS INTENDED TO BE A “MANDATORY” FORUM SELECTION CLAUSE AND GOVERNED BY AND INTERPRETED CONSISTENT WITH FLORIDA LAW.

17. WAIVER OF JURY TRIAL. ASSIGNOR, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES, IRREVOCABLY, THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR ASSIGNEE ENTERING INTO THIS AGREEMENT WITH THE ASSIGNOR.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.

EPUNK, INC., as assignor

By:
Name:	Sean Clarke
Title:	Chief Executive Officer

TCA GLOBAL CREDIT MASTER FUND, LP, as assignee

By:	TCA Global Credit Fund GP, Ltd.
Its:	General Partner

By:
Name:	Robert Press
Title:	Director

ACKNOWLEDGED: PUNK INDUSTRIES, INC.

By:
Name:	Sean Clarke
Title:	Chief Executive Officer